Exhibit 23.1

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Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Mexican Restaurants, Inc. and Subsidiaries

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-22271 and 333-130053 of Mexican Restaurants, Inc. of our report dated March 27, 2006 relating to the consolidated financial statements of Mexican Restaurants, Inc. and subsidiaries for the year ended January 1, 2006, which appears in the January 1, 2006 Annual Report on Form 10-K of Mexican Restaurants, Inc.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
April 11, 2006